December 31, 2013


Response to N-SAR Sub-Item 77H: Changes in Control of Registrant


(a) Acquisition of Control











(b) Cessation of Control

Driehaus Large Cap Growth Fund

                                                            Percentage of
                                                            Securities
Name of                            Description of           Owned (as of
Shareholder        Date(s)         Transaction        December 31, 2013)"

Driehaus Profit   7/19/2013          Fund                     0.00%
Sharing Plan & Trust                 Liquidation



Driehaus Active Income Fund

                                                            Percentage of
                                                            Securities
Name of                            Description of           Owned (as of
Shareholder        Date(s)         Transaction        December 31, 2013)"

National         7/22/2013      Share purchases by           21.48%
Financial                       various shareholders
Services Corp.                  decreased the percent
                                ownership for this
                                shareholder.








(Note: control represents equal to or greater than 25% ownership of existing, outstanding shares)










                                         Shareholder          Acquisition
Emerging Markets Growth Fund             Charles Schwab        12/31/2003
                                         National Financial    6/30/2009


Discovery Fund                           National Financial    12/31/2010


Select Credit Fund                       Charles Schwab        12/31/2012
                                         National Financial    12/31/2012